EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

American Skandia Trust:

     We consent to the use in this Post-Effective Amendment No. 32 to Registration Statement No. 33-24962 of our report dated February 11, 1999 appearing in the Statement of Additional Information which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
New York, New York
October 12, 1999